Exhibit 10.62

Amendment Agreement

THIS AMENDMENT AGREEMENT (this "**Amendment**") is made and entered into as of this [30] day of [September] 2024, by and among K Enter Holdings Inc. (the "**Holdings**"), KPMG Samjong Accounting Corp. ("**KPMG**") and GF Korea Co., Ltd. ("**GFK**") (each referred to individually as a "**Party**" and collectively as the "**Parties**") and amends the Engagement Agreement dated April [26], 2023 (the "**Original Engagement Letter**") and the Amended Engagement Letters dated between July 2023 and August 2024 (the "**Amended Engagement Letters**" and collectively with the "**Original Engagement Letter**" referred to as the "**Engagement Letters**") by and among the Holdings and KPMG.

The Parties hereto agree to amend the Engagement Letters as follows:

1. **TRANSFER OF RIGHTS AND DUTIES**

   KPMG hereby consents to the transfer of all rights and duties of the Holdings under the Engagement Letters shall be transferred to **GFK**. As a result, the Holdings is fully and unconditionally released from all rights and duties under the Engagement Letters.

   Notwithstanding the transfer of all rights and duties of the Holdings to GFK, all rights and duties of KPMG remain unchanged.

2. **Other Matters**

   Any matters that are not addressed in the Amendment shall be governed by the provisions of the Engagement Letters.

[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representatives of each of the Parties have executed this Amendment.

[September] [30], 2024

THE HOLDINGS

K Enter Holdings Inc.
1641 International Drive
McLean, Virginia 22102 USA

Chief Finance Officer
Jong, Jun Shik

Signature

GFK

GF Korea Co., Ltd.
8 Gangnam-daero 53-gil, Seocho-gu
Seoul 06621 Korea

CEO
Kim, Mina

Signature

KPMG

KPMG Samjong Accounting Corp.
152 Teheran-ro, Gangnam-gu
Seoul 06169 Korea

Partner
Cho, Kye Seung

Signature